UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2016 (February 3, 2016)

PennTex Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11931 Wickchester Lane, Suite 300
Houston, Texas 77043
(Address of principal executive offices)

Registrant’s telephone number, including area code: 832-456-4000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On February 3, 2016, PennTex North Louisiana, LLC (“PennTex NLA”), a wholly-owned subsidiary of PennTex Midstream Partners, LP (the “Partnership”), and MRD Operating LLC (“MRD”) entered into Amendment No. 2 (the “Amendment”) to Gas Transportation Agreement dated as of April 14, 2015 between PennTex NLA and MRD (as amended, the “GTA”).
Pursuant to the Amendment, effective as of January 1, 2016, for a fee of $360,000 per month, PennTex NLA has agreed to provide priority firm gas transportation service with respect to the first 100,000 MMBtu per day of residue gas delivered by MRD to PennTex NLA’s gas transportation system for a ten-year period. The priority service fee is in addition to the usage fee for all residue gas volumes transported for MRD under the GTA.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 1.1 to this Current Report on Form 8-K.
Item 8.01     Other Events.
On February 3, 2016, PennTex NLA consented to MRD’s entry into a firm ten-year transportation agreement to transport specified volumes of MRD’s residue gas on the Regency Intrastate Gas pipeline, including transportation within the area of mutual interest specified in the Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement dated as of April 14, 2015 by and among PennTex NLA, MRD, MRD WHR LA Midstream LLC and PennTex NLA Holdings, LLC, an affiliate of the Partnership’s general partner.
Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1	Amendment No. 2 to Gas Transportation Agreement dated February 3, 2016 between PennTex North Louisiana, LLC and MRD Operating LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PennTex Midstream Partners, LP

		By:	PennTex Midstream GP, LLC
its General Partner

Dated:	February 4, 2016	By:	/s/ Steven R. Jones
		Name:	Steven R. Jones
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amendment No. 2 to Gas Transportation Agreement dated February 3, 2016 between PennTex North Louisiana, LLC and MRD Operating LLC